EXHIBIT 8.1

                           WEIL, GOTSHAL & MANGES LLP
                        A LIMITED LIABILITY PARTNERSHIP
                      INCLUDING PROFESSIONAL CORPORATIONS
                                767 FIFTH AVENUE
                               NEW YORK, NY 10153
                                  212-310-8000
                               (FAX) 212-310-8007


                                  June 15, 1998

Franklin Receivables LLC
47 West 200 South, Suite 500
Salt Lake City, Utah  84101

FCC Receivables Corp.
47 West 200 South, Suite 500
Sale Lake City, Utah  84101

      Re:  FRANKLIN AUTO TRUSTS ASSET BACKED CERTIFICATES AND NOTES
           --------------------------------------------------------

Ladies and Gentlemen:

            We have acted as counsel to Franklin Receivables LLC, a Delaware limited liability company, and FCC Receivables Corp., a Delaware corporation (together with Franklin Receivables LLC, the "Companies"), in connection with the preparation and filing with the Securities and Exchange Commission of the Companies' Registration Statement on Form S-3 (together with the exhibits and any and all amendments thereto, the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration by the Companies of Trust Certificates and Trust Notes (collectively, the "Securities"). As described in the Registration Statement, the Securities will be issued in series (and may be issued in classes within any given series), with each series being issued by a trust (each, a "Trust") to be formed by the Companies pursuant to either a Trust Agreement or a Pooling and Servicing Agreement (each, a "Trust Agreement") between one of the Companies, a trustee to be determined and such other parties to be determined.

            In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, including the Prospectus which is a part thereof (the "Prospectus"), a draft of the Trust Agreement, and such corporate records, agreements, documents and other instruments (the aforementioned documents together, the "Documents"), and have made such inquiries of such officers and representatives of the Trust and such other persons, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth. In such examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the


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Franklin Receivables LLC
FCC Receivables Corp.



authenticity of the originals of such latter documents, the genuineness of all signatures, and the correctness of all representations made therein. (The terms of the Documents are incorporated herein by reference.) We have further assumed that the final executed Documents will be substantially the same as those which we have reviewed and that there are no agreements or understandings between or among the parties to the Documents with respect to the transactions contemplated therein other than those contained in the Documents.

            Based on the foregoing, subject to the next succeeding paragraph, and assuming full compliance with all the terms of the Documents, it is our opinion that the statements contained in the Prospectus under the caption "Federal Income Tax Consequences," insofar as such statements constitute matters of law or legal conclusions and except to the extent qualified therein, are correct in all material respects.

            The foregoing opinion is based on current provisions of the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service, and case law, any of which may be changed at any time with retroactive effect. Further, you should be aware that opinions of counsel are not binding on the Internal Revenue Service or the courts. We express no opinion either as to any matters not specifically covered by the foregoing opinion or as to the effect on the matters covered by this opinion of the laws of any other jurisdictions. Additionally, we undertake no obligation to update this opinion in the event there is either a change in the legal authorities, in the facts, including the taking of any action by any party to any of the transactions described in the Documents pursuant to an opinion of counsel as required by any of the Documents relating to such transactions, or in the Documents on which this opinion is based, or an inaccuracy in any of the representations or warranties upon which we have relied in rendering this opinion.

            We consent to the references in the Prospectus under the caption "Federal Income Tax Consequences" to our firm. This opinion may not be used for any other purpose and may not otherwise be relied upon by, or disclosed, quoted or referred to, any other person.



                                               Very truly yours,

                                               /s/ Weil, Gotshal & Manges LLP